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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM 8-K

                               Current Report Pursuant
                             to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): December 23, 1996
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                              RURAL CELLULAR CORPORATION
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                (Exact name of Registrant as Specified in its Charter)

                                      Minnesota
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                    (State or Other Jurisdiction of Incorporation)

              0-27416                                 41-1693295
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    (Commission File Number)                (IRS Employer Identification No.)

                   3905 Dakota Street, Alexandria, Minnesota 56308
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    (Address of Principal Executive Offices)              (Zip Code)

   Registrant's Telephone number, Including Area Code:  (320) 762-2000
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                  2819 Highway 29 South, Alexandria, Minnesota 56308
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             Former Name or Former Address, if Changed Since Last Report


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    Item 5.  OTHER EVENTS.

    On December 23, 1996, the Registrant entered into an agreement to acquire the Maine wireless telephone operations and related assets of Unity Cellular Systems, Inc. ("Unicel"), and related cellular and microwave licenses from InterCel Licenses, Inc. Both Unicel and InterCel Licenses, Inc. are wholly owned subsidiaries of InterCel, Inc. Consummation of the acquisition is contingent upon FCC approval and other consents and is anticipated to occur during the second quarter of 1997.

    The agreement provides that the Registrant will acquire cellular licenses of the Bangor, Maine MSA and Maine RSA 3 (which includes Augusta, the state capitol). The Bangor MSA and RSA 3 together represent a potential customer base ("POPs") of 369,000. Subject to certain rights of the other partner, the Registrant may also acquire Unicel's 51% interest in Northern Maine Cellular Partnership, which holds a cellular license for Maine RSA 2. Maine RSA 2 has approximately 143,000 POPs.

    The total purchase price will be approximately $77 million, which will be financed through long-term borrowings for which the Registrant has received preliminary commitments.

    According to information provided to the Registrant, Unicel currently serves approximately 25,000 customers and posted operating revenues of $14 million and $12 million for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively.

    The following chart compares certain information regarding the operations of the Registrant and Unicel as of and for the quarter ended September 30, 1996:

                                               RCC          Unicel

End of Period Penetration Rate                  6.6%           4.6%
Average Monthly Revenue per Customer           $ 77           $ 57
Acquisition Cost per Customer                  $362           $469
Average Monthly Retention Rate                 98.9%          98.9%

    Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)  Exhibits

                2  --   Asset Purchase Agreement dated December 23, 1996 by and
                        among the Registrant, Unicel, InterCel Licenses, Inc.
                        and InterCel, Inc.

              99  --    Press release dated December 23, 1996, announcing
                        acquisition

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                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       RURAL CELLULAR CORPORATION



                                       By  /s/ Richard P. Ekstrand
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                                       Richard P. Ekstrand
                                       Its President and Chief Executive
                                       Officer


Dated:  January 9, 1997